UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 23, 2020
Date of Report (date of earliest event reported)
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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5470 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices and zip code)

(650) 362-0488
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On December 23, 2020, Cloudera, Inc. (“Cloudera”) entered into a stock repurchase agreement (the “Agreement”) to purchase 26,065,827 shares of Cloudera’s common stock from Intel Corporation (“Intel”). The purchase price is $12.05 per share, with an aggregate purchase price of $314,093,215.35. Following the repurchase, Intel will not own any of Cloudera’s common stock.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. In addition, a copy of the press release relating to the repurchase is attached hereto as Exhibit 99.1.

Rosemary Schooler, a member of Cloudera’s board of directors, is employed as Corporate Vice President, Global Data Center Sales at Intel Corporation.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1	Stock Repurchase Agreement, dated December 23, 2020, by and between Cloudera and Intel Corporation
99.1	Press release, dated December 23, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2020	CLOUDERA, INC.

	By:	/s/ David Howard
	Name:	David Howard
	Title:	Chief Legal Officer